We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Management Stock Purchase Plan and Deferred Compensation Plan of Champion Enterprises, Inc., of our report dated May 17, 1996, with respect to the consolidated financial statements of Redman Industries, Inc. for the year ended March 29, 1996 included in Champion Enterprises, Inc.'s Annual Report (Form 10-K) for the year ended January 3, 1998, filed with the Securities and Exchange Commission.

Ernst & Young LLP

/S/ ERNST & YOUNG LLP

Dallas, Texas
September 10, 1998